Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), 1895 Bancorp of Wisconsin, Inc. (Old 1895 Bancorp), a federal corporation, is converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure (the conversion). 1895 Bancorp of Wisconsin, Inc. (New 1895 Bancorp), a newly formed Maryland corporation and the successor to Old 1895 Bancorp, is offering shares of common stock for sale in connection with the conversion of Old 1895 Bancorp (the offering). Enclosed you will find a Prospectus, a Proxy Statement, a Proxy Card and a Questions and Answers Brochure describing the proxy vote, the offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at PyraMax Bank, FSB. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at PyraMax Bank, FSB. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a PyraMax Bank, FSB eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a PyraMax Bank, FSB depositor.

Sincerely,

Richard B. Hurd

Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), 1895 Bancorp of Wisconsin, Inc. (Old 1895 Bancorp), a federal corporation, is converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure (the conversion). 1895 Bancorp of Wisconsin, Inc. (New 1895 Bancorp), a newly formed Maryland corporation and the successor to Old 1895 Bancorp, is offering shares of common stock for sale in connection with the conversion of Old 1895 Bancorp (the offering). No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of PyraMax Bank, FSB at the close of business on December 31, 2019 or March 31, 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an 1895 Bancorp of Wisconsin, Inc. stockholder.

Sincerely,

Richard B. Hurd

Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by 1895 Bancorp of Wisconsin, Inc. as selling agent in connection with the offering of 1895 Bancorp of Wisconsin, Inc. common stock.

At the request of 1895 Bancorp of Wisconsin, Inc., we are enclosing materials regarding the offering of shares of 1895 Bancorp of Wisconsin, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), 1895 Bancorp of Wisconsin, Inc. (Old 1895 Bancorp), a federal corporation, is converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure (the conversion). 1895 Bancorp of Wisconsin, Inc. (New 1895 Bancorp), a newly formed Maryland corporation and the successor to Old 1895 Bancorp, is offering shares of common stock for sale in connection with the conversion of Old 1895 Bancorp (the offering). No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of 1895 Bancorp of Wisconsin, Inc. common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an 1895 Bancorp of Wisconsin, Inc. stockholder.

Sincerely,

Richard B. Hurd

Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877) 643-8217

between 9:00 a.m. and 3:00 p.m., Central Time, Monday

through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers

About Our Plan of Conversion and Reorganization

This section answers questions about our conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND OFFERING

Our board of directors has determined that the conversion is in the best interests of PyraMax Bank, FSB, our customers and the communities we serve.

Q.	WHAT ARE THE CONVERSION AND OFFERING?

A.

Under our plan of conversion and reorganization (the “plan of conversion”), 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. New 1895 Bancorp will offer shares of its common stock for sale to our depositors and members of the public. Upon completion of the conversion, 1895 Bancorp of Wisconsin, MHC and Old 1895 Bancorp will cease to exist and New 1895 Bancorp will become the successor corporation to Old 1895 Bancorp. New 1895 Bancorp will own 100% of the common stock of PyraMax Bank, FSB.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

A.

Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to: enhance our regulatory capital position to support growth; transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; improve the liquidity of our shares of common stock; facilitate our stock holding company’s ability to pay dividends to our public stockholders; and facilitate future mergers and acquisitions.

Q.	IS PYRAMAX BANK, FSB CONSIDERED “WELL CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. At December 31, 2020, PyraMax Bank, FSB exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN PYRAMAX BANK, FSB’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion. PyraMax Bank, FSB will continue to operate as an independent bank.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by Old 1895 Bancorp stockholders and our eligible depositors.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A.

Your vote “FOR” the plan of conversion is extremely important to us. Each eligible PyraMax Bank, FSB depositor as of May 3, 2021 should have received a Proxy Card attached to a Stock Order Form. These depositor’s packages also include a Proxy Statement describing the plan of conversion.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the plan of conversion.

Without sufficient favorable votes, we cannot complete the plan of conversion and related offering.

Q.	HOW DO I VOTE?

A.

Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Depositors at the close of business on May 3, 2021 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit account at the close of business on May 3, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.	New 1895 Bancorp is offering for sale between 2,618,000 and 3,542,000 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.

Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of New 1895 Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on December 31, 2019;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4 — Depositors of PyraMax Bank, FSB at the close of business on May 3, 2021

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons and trusts of natural persons residing in the Wisconsin Counties of Milwaukee, Waukesha and Ozaukee. Any remaining shares may be offered for sale to members of the general public Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand deliver to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Hand delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to any other PyraMax Bank, FSB office. Please do not mail Stock Order Forms to PyraMax Bank, FSB.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to 1895 Bancorp of Wisconsin, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. PyraMax Bank, FSB line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your PyraMax Bank, FSB deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at PyraMax Bank, FSB may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date payment is processed until the offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your PyraMax Bank, FSB deposit account(s), your funds will continue to earn interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). No individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY PYRAMAX BANK, FSB INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with PyraMax Bank, FSB. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at PyraMax Bank, FSB or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 17, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM PYRAMAX BANK, FSB TO PAY FOR SHARES?

A.

No. PyraMax Bank, FSB by regulation, cannot extend a loan for the purchase of New 1895 Bancorp common stock during the offering. Similarly, you may not use existing PyraMax Bank, FSB line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond July 30, 2021 or the number of shares of common stock to be sold is increased to more than 3,542,000 shares or decreased to less than 2,618,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF PYRAMAX BANK, FSB PLANNING TO PURCHASE STOCK?

A.	Yes! We expect our directors and executive officers, together with their associates, to subscribe for 14,300 shares of common stock in the offering.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, 1895 Bancorp of Wisconsin, Inc.’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Q.	HOW WILL 1895 BANCORP OF WISCONSIN, INC. SHARES BE TRADED?

A.

Upon conclusion of the offering, New 1895 Bancorp shares will replace the existing shares of Old 1895 Bancorp. The common stock is currently listed on the Nasdaq Capital Market under the symbol “BCOW.” We expect the shares of New 1895 Bancorp common stock will trade on the Nasdaq Capital Market under the symbol “BCOW.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell New 1895 Bancorp shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of New 1895 Bancorp common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	WHAT IS THE SHARE EXCHANGE?

A.

The outstanding shares of Old 1895 Bancorp common stock held by public stockholders on the completion date of the conversion and offering will be exchanged for newly issued shares of New 1895 Bancorp common stock. The number of shares of New 1895 Bancorp common stock to be received by stockholders will depend on the number of shares sold in the stock offering. Although the shares of New 1895 Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 643-8217, between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF CONVERSION

AND REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON

STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE STRUCTURE, BUT WILL NOT RESULT

IN CHANGES TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT ACCOUNTS OR LOANS AT PYRAMAX BANK, FSB. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY

THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

REORGANIZATION (THE “PLAN OF CONVERSION”).

Your board of directors urges you to vote “FOR” the plan of conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR PYRAMAX BANK, FSB DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

In order to implement the plan of conversion, we

must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at PyraMax Bank, FSB. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase common stock

during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) 643-8217,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

PG3

Q&A

Questions and Answers

About Purchasing Participation Interests in Common

Stock of New 1895 Bancorp of Wisconsin, Inc.

through the 401(k) Plan

The following questions and answers are intended to help explain how participants in the PyraMax Bank, FSB 401(k) Savings Plan (the “401(k) Plan”) can purchase “participation interests” in common stock (referred to herein as “shares” or “stock” rather than “participation interests”) in the stock offering of 1895 Bancorp of Wisconsin, Inc., a newly formed Maryland corporation (“New 1895 Bancorp”) by using their funds in the 401(k) Plan. You should read the Prospectus and Prospectus Supplement that have been provided to you, which provide more complete information about the stock offering and purchasing shares of New 1895 Bancorp common stock either through the 401(k) Plan or outside of the 401(k) Plan.

If you have questions about placing an order to purchase shares of New 1895 Bancorp stock by using your funds in the 401(k) Plan, please contact Monica Baker, Senior Vice President, Chief Brand Officer at PyraMax Bank, FSB, telephone number: (414) 235-5204 or by email: MBaker@pyramaxbank.com.

If you have general questions about the stock offering or about placing an order for stock outside the 401(k) Plan, you should call our Stock Information Center at (877) 643-8217, Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

How can I buy stock in the Offering?

Within the 401(k) Plan

As a participant in the 401(k) Plan, you may elect to transfer up to 50% of your existing account balance (after subtracting any participant loans you have outstanding) to the new Stock Purchase Fund in the 401(k) Plan to be used to purchase shares of New 1895 Bancorp common stock in the stock offering. You do not have to transfer any amounts you have invested in the 1895 Bancorp of Wisconsin, Inc. Stock Fund (“1895 Bancorp Stock Fund”) to the Stock Purchase Fund. Shares held in your account in the 1895 Bancorp Stock Fund will automatically be converted to New 1895 Bancorp common stock pursuant to an exchange ratio (as discussed further in the prospectus). The 401(k) Plan limits each participants interest in 1895 Bancorp common stock held through the 401(k) Plan to 50% of your account balance (after subtracting your participant loans.

Outside the 401(k) Plan

You may subscribe for stock in the offering outside the 401(k) Plan at a purchase price of $10.00 per share. The purchase priorities are listed in the Prospectus and the Prospectus Supplement. Eligible depositors have been mailed a package with a Prospectus, a Stock Order Form, and a return envelope. If you are not eligible to subscribe in the Subscription Offering, you may request a Prospectus and a Stock Order Form from the Stock Information Center in order to participate in the Community Offering.

How much stock may I order in the offering?

An individual must purchase a minimum of 25 shares (i.e., $250) and may purchase a maximum of 40,000 shares ($400,000) in the offering. This limit applies to your order through the 401(k) Plan plus your order, if any, outside the 401(k) Plan. However, if you purchase through the 401(k) Plan, you must purchase at least 25 shares through the 401(k) Plan. The Prospectus describes an additional purchase limitation of 50,000 shares ($500,000) for an individual together with any associates. See the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases.”

If I want to buy shares of New 1895 Bancorp common stock through the 401(k) Plan, what do I do?

If you choose to purchase shares of New 1895 Bancorp common stock through the 401(k) Plan after reading the Prospectus and Prospectus Supplement, you must go on-line to www.principal.com and place your order. See the Prospectus Supplement section entitled “The Offering – How to Order Stock in the Offering” for additional details on placing your order. The percentage (up to 50%) of your 401(k) Plan account balance (after subtracting participant loans) that you designate to purchase stock in the offering will be liquidated from each of your investment funds in accordance with your directions and will be held separately in the Stock Purchase Fund in the 401(k) Plan until the offering closes. If the amount you elect to transfer to the Stock Purchase Fund plus the amount you have invested in the 1895 Bancorp Stock Fund exceeds 50% of your account balance (after subtracting participant loans), the excess will be not be used to purchase New 1895 Bancorp stock and will be returned to your other investments at the close of the offering as further discussed in the prospectus supplement. In addition, you must also complete a 401(k) Plan Stock Information Form and return a copy to Monica Baker, Senior Vice President, Chief Brand Officer, PyraMax Bank, FSB at 7001 West Edgerton Avenue, Greenfield, WI 53220.

IF YOU FAIL TO BOTH MAKE YOUR STOCK PURCHASE ELECTION ONLINE AND RETURN YOUR 401(K) PLAN STOCK INFORMATION FORM BY 3:00 P.M. CENTRAL TIME ON JUNE 10, 2021, YOUR ELECTION WILL NOT BE PROCESSED AND YOUR ORDER WILL BE VOID.

Following the closing of the stock offering, your purchased shares will be held in the 1895 Bancorp Stock Fund and allocated to your account in the 401(k) Plan.

How do I purchase shares outside the 401(k) Plan?

In order to purchase shares outside the 401(k) Plan, you must complete and return an original Stock Order Form, along with payment at $10.00 per share, by check or by authorizing a withdrawal from your PyraMax Bank, FSB deposit account(s), to the Stock Information Center to be received no later than 1:00 p.m., Central Time, on June 17, 2021. If you do not have a Stock Order Form, contact the Stock Information Center at (877) 643-8217.

Is there a tax-qualified way for me to buy New 1895 Bancorp common stock outside the 401(k) Plan?

If you have an individual retirement account (IRA), you may be able to purchase shares of common stock of New 1895 Bancorp in the offering with your interest in your IRA. If your IRA is at PyraMax Bank, FSB, you will first be required to transfer your IRA to a self-directed account (such as a brokerage account) maintained by an independent trustee before you submit a Stock Order Form. IRA purchases cannot be made through the 401(k) Plan. Call the Stock Information Center promptly for assistance with IRA purchases.

Why must I purchase through the 401(k) Plan by June 10, 2021, but the Prospectus says that I can return my Stock Order Form to the Stock Information Center by June 17, 2021?

The 401(k) Plan needs to have enough time to determine how many shares to purchase. Once you make your purchase election and submit your 401(k) Plan Stock Information Form on June 10, 2021, the 401(k) Plan will then submit an order form to the Stock Information Center on behalf of the 401(k) Plan no later than 1:00 p.m., Central Time, on June 17, 2021. If you do not both (i) make your purchase elections through the 401(k) Plan by going on-line to www.principal.com and following the instructions in the prospectus supplement under “The Offering – How to Order Stock In the Offering” and (ii) return your 401(k) Plan Stock Information Form to Monica Banker, Senior Vice President, Chief Brand Officer at PyraMax Bank, FSB, no later than 3:00 p.m., Central Time, on June 10, 2021, you will not be able to purchase New 1895 Bancorp common stock through your 401(k) Plan account in the stock offering. After the stock offering, you may direct that your future contributions (up to 50%) or your account balance in the 401(k) Plan (after subtracting participant loans) be used to purchase shares of New 1895 Bancorp common stock by directing such contributions or transfers to the 1895 Bancorp Stock Fund, provided that your balance in the 1895 Bancorp Stock Fund does not exceed 50% of your account balance (after subtracting participant loans).

What are the ways I can use to get my 401(k) Plan Stock Information Form to Monica Baker, at PyraMax Bank, FSB?

You can either fax your 401(k) Plan Stock Information Form to Monica Baker at (414) 235-5657, e-mail it to MBaker@pyramaxbank.com or you can hand deliver your 401(k) Plan Stock Information Form to Monica Baker, Senior Vice President, Chief Brand Officer at PyraMax Bank, FSB, 7001 West Edgerton Avenue, Greenfield, WI 53220. Your 401(k) Plan Stock Information Form must be received by Monica Baker no later than 3:00 p.m., Central Time, on June 10, 2021.

May I change my mind after I make an election to transfer a part of my 401(k) Plan account to be used to purchase shares of New 1895 Bancorp in the stock offering?

No. Once you make an on-line election to transfer a dollar amount or percentage of your 401(k) Plan account to purchase common stock in the offering through the 401(k) Plan and submit a 401(k) Plan Stock Information Form, your election is irrevocable. However, unless you are an officer who is required to hold shares acquired in the offering for one year, once the stock offering is completed, you will be entitled to sell the shares of New 1895 Bancorp common stock that you acquire in your 401(k) Plan account.

Will I receive all of my order to purchase shares through the 401(k) Plan?

If the offering is oversubscribed (i.e., there are more orders than shares available), you may not receive all (or any) of your order. See the Prospectus Supplement section entitled “Purchases in the Offering and Oversubscriptions” for further details.

Will I receive a stock certificate for my 401(k) Plan order?

No. The shares you purchase will be held in the 401(k) Plan, and you will be entitled to buy or sell the shares just like any other investment in the 401(k) Plan.

You will only be entitled to a distribution of your interest in the 401(k) Plan in accordance with the terms of the 401(k) Plan documents.